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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                      __________

                                      FORM  8-K

                                    CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): September 27, 1996
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                      Choices Entertainment Corporation
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                Exact Name of Registrant as Specified in Charter)


            Delaware               0-17001               52-1529536
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(State or Other Jurisdiction     (Commission              (IRS Employer
    Of Incorporation)            File Number)           Identification No.)


836 West Trenton Avenue, Morrisville, Pennsylvania              19067
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 (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code: (215) 428-1000
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            (Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events.

    On September 18, 1996, a lawsuit was filed against the Company in the Court of Common Pleas of Bucks County, Pennsylvania, captioned MAX SCHEURER V. CHOICES ENTERTAINMENT CORPORATION, Civil Action No. 96006871, in which plaintiff is seeking a judgment in the amount of $146,298 (plus future interest, costs and any other appropriate damages), which amount represents $120,000 of principal and $26,298.35 of interest owed by the Company to plaintiff under two 10% promissory notes, on which the Company is, as previously reported, in default. The Company was served with the complaint on September 27, 1996. The aforesaid principal amount was reduced to $120,000 from $150,000 as a result of a $30,000 payment made by the Company on November 30, 1995, in response to a previous lawsuit filed by plaintiff seeking collection of said notes. In connection with such payment, plaintiff discontinued the previous lawsuit without prejudice and agreed not to reinstate it for any remaining balance owing on the notes prior to March 15, 1996. Since that time, the Company has made payments to plaintiffs totaling $3,988.74.

    The Company is seeking to negotiate a settlement of this claim on a basis that will not materially and adversely impair its operations, although there is no assurance that it will be able to reach a satisfactory settlement with plaintiff. In the event that the Company is unable to resolve this claim on favorable terms and a judgment is entered and enforced against the Company, the Company's business will be materially and adversely affected and the Company could be forced to seek protection under Chapter XI of the Federal Bankruptcy Laws.

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                                      SIGNATURES

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       CHOICES ENTERTAINMENT CORPORATION
                                                     (Registrant)

Date: October 4, 1996                   By:/s/ Ronald W. Martignoni
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                                               Ronald W. Martignoni
                                               Chief Executive Officer